UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 15, 2019

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)

(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2019, Chico’s FAS, Inc. (the “Company” or “Chico’s FAS”) announced an organizational structure and leadership appointments aligned to drive a simpler, nimbler organization focused on the Company’s priorities of accelerating sustainable sales growth, including the following:

•	Bonnie Brooks has been appointed Chief Executive Officer and President of Chico’s FAS (“CEO”) and will remain a member of the Company’s Board; and

•
Responsibility for the Company’s apparel brands has been consolidated under one leader. Molly Langenstein, a 30-year retail industry veteran, has been appointed President, Apparel Group, effective August 1, 2019, and will oversee all business activities for the Chico’s and White House Black Market brands.

Ms. Brooks, 66, has served in a non-employee capacity as Interim President and CEO (“Interim CEO”) and member of the Executive Committee of the Board since April 24, 2019. She has served as a member of the Board since 2016. Ms. Brooks has more than 30 years of global retail executive leadership experience having previously served (January 2014 - December 2016) as the Vice Chair of Hudson’s Bay Company, a fashion retail group operating through multiple banners, including Hudson’s Bay, Home Outfitters, Lord & Taylor, Saks Fifth Avenue, Saks Off Fifth and Kaufhof. Ms. Brooks joined Hudson’s Bay in 2008 as Chief Executive Officer and President. From 2012 to 2014, Ms. Brooks served as President of Hudson’s Bay Company, responsible for both Hudson’s Bay and Lord & Taylor department stores USA. From 1997 to 2008, Ms. Brooks was based in Hong Kong serving as an executive officer, including as President of the Lane Crawford Joyce Group, a women's fashion retailer with over 500 stores in Asia, and as Global Merchandise Manager for Dickson Concepts (International) Limited, a luxury retail group and owner of Harvey Nichols, UK. Prior to that, Ms. Brooks spent over a decade at Holt Renfrew & Company, a Canada-based fashion department store, in roles that included Executive Vice President and General Merchandise Manager. Ms. Brooks also served on the board of directors of Abercrombie & Fitch Co., a teen apparel retailer. Ms. Brooks currently serves on the board of directors of Rogers Communications Inc., a Canadian diversified communications and media company, and is a trustee of RioCan Real Estate Investment Trust, a North American real estate owner and developer. Ms. Brooks was formerly a director of Empire Company Limited, one of Canada's largest food retailers. She is a member of the Order of Canada.

There are no arrangements or understandings between Ms. Brooks and any other persons pursuant to which Ms. Brooks was selected as an officer, nor are there any family relationships between Ms. Brooks and any of the Company's directors or executive officers. Neither Ms. Brooks nor any related person of Ms. Brooks has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

In connection with Ms. Brooks’ appointment as CEO, the Company has entered into a letter agreement with Ms. Brooks, dated July 18, 2019 (the “Brooks Appointment Agreement”), which provides for an annual salary and certain other benefits. Pursuant to the letter agreement, Ms. Brooks’ base salary is $1,200,000, prorated for fiscal 2019 starting with her employment commencement date and subject to annual increases as set from time to time by the Company’s Board. Ms. Brooks is also eligible for an annual bonus under the Company’s Amended and Restated Cash Bonus Incentive Plan (“Cash Bonus Plan”) with a target of 150% of her base salary, and a payout range from 0% to 200% of her target, if earned, with the fiscal 2019 bonus opportunity prorated based on the period served as CEO. Ms. Brooks will be awarded a sign-on equity grant following her employment commencement date consisting of: (1) 700,000 restricted shares of the Company’s common stock, which will vest over a four-year period with one-quarter vesting each year on the anniversary of the grant date; and (2) a performance share unit award for a maximum of 1,050,000 units with a performance period beginning with the third quarter of fiscal 2019 and ending on the last day of fiscal 2021 and performance objectives relating to comparable sales improvement and the Company’s stock price. This sign-on equity grant is intended to cover Ms. Brooks’ employee equity grants for both 2019 and 2020 and is intended to provide a strong incentive to stabilize Company performance and the management team and re-ignite growth. Ms. Brooks will be eligible for additional annual equity grants beginning in fiscal 2021 at the discretion of the Human Resources, Compensation and Benefits Committee of the Board (the “Committee”). Ms. Brooks is also eligible to receive certain severance benefits in the case of an involuntary termination under certain circumstances, including a change-in-control, under the Company’s Executive Severance Plan. She will also be provided certain relocation benefits. Ms. Brooks is also eligible to participate in the Company’s employee benefit plans and programs on terms offered to other executive employees. Ms. Brooks has agreed to enter into a restrictive covenant agreement with the Company, which will include non-competition and non-solicitation covenants in effect for two years following termination of employment, a reasonable ongoing cooperation covenant in effect for five years following termination of employment and confidentiality and non-disparagement covenants in effect for perpetuity. The Brooks Appointment Agreement replaces the Professional Services Agreement dated as of April 24, 2019 between Ms. Brooks and the Company, which is terminated effective as of Ms. Brooks’ employment commencement date. Ms. Brooks’ status will officially change upon receipt of work authorization.

Ms. Langenstein, 55, is joining the Company after having served as General Business Manager, Ready-to-Wear at Macy’s, Inc. (“Macy’s”) from 2017 to 2019. Previously, she served as Chief Private Brands Officer of Macy’s and Bloomingdales from 2015 to 2017. Prior to that role, Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014. Earlier, her career at Macy’s included assignments as General Merchandise Manager for Men’s and Kids at Macy’s Florida (Miami), for Millennial at Macy’s West (San Francisco) and for Ready-to-Wear at Macy’s North (Minneapolis). She began her work in the apparel retail industry as a buyer at Burdines.

There are no arrangements or understandings between Ms. Langenstein and any other persons pursuant to which Ms. Langenstein was selected as an officer, nor are there any family relationships between Ms. Langenstein and any of the Company's directors or executive officers. Neither Ms. Langenstein nor any related person of Ms. Langenstein has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

The Company has entered into a letter agreement, dated July 15, 2019, with Ms. Langenstein, which provides for an annual salary and certain other benefits. Pursuant to the letter agreement, Ms. Langenstein’s base salary is $800,000, prorated for fiscal 2019 starting with her employment commencement date and subject to annual increases as set from time to time by the Company’s Board. Following commencement of employment, Ms. Langenstein will be awarded a sign-on bonus of $250,000, which is subject to repayment if she voluntarily resigns from the Company within twelve months of her start date. Ms. Langenstein is also eligible for an annual bonus under the Company’s Cash Bonus Plan with a target of 80% of her base salary, and a payout range from 0% to 200% of her target, if earned, with the fiscal 2019 bonus opportunity prorated based on the period employed and a minimum guaranteed bonus payout for fiscal 2019 of $320,000. Additionally, on her employment commencement date, Ms. Langenstein will be awarded a sign-on grant of 285,715 restricted shares of the Company’s common stock, which will vest over a three-year period with one-third vesting each year on the anniversary of the grant date. Ms. Langenstein will be eligible for annual equity grants, delivered in a combination of 50% restricted stock and 50% performance share units, beginning in fiscal 2020 at the discretion of the Committee. Ms. Langenstein is also eligible to receive certain severance benefits in the case of an involuntary termination under certain circumstances, including a change-in-control, under the Company’s Executive Severance Plan. She will also be provided certain relocation benefits. Ms. Langenstein is also eligible to participate in the Company’s employee benefit plans and programs on terms offered to similarly situated employees. Ms. Langenstein has agreed to enter into a restrictive covenant agreement with the Company, which will include a non-competition covenant in effect for one year following termination, non-solicitation covenants in effect for two years following termination and a confidentiality covenant in effect for perpetuity.

Karen McKibbin, Brand President of Chico’s, has resigned from the Company, effective July 18, 2019. Ms. McKibbin’s resignation does not entitle her to severance benefits under the Company’s Executive Severance Plan. The Company extends its appreciation to Ms. McKibbin for her contributions since joining the Company in April 2019.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s release issued on July 18, 2019 is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated July 18, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: July 18, 2019	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press Release of Chico's FAS, Inc. dated July 18, 2019